Exhibit 99.1
FOR IMMEDIATE RELEASE
NYMAGIC, INC. NAMES GEORGE SUTCLIFFE HEAD OF CLAIMS,
DIVIDEND DECLARED
New York, September 18, 2006 – NYMAGIC, INC. (NYSE: NYM) announced today that its Board of Directors had appointed George Sutcliffe Senior Vice President, Claims effective immediately.
Mr. Sutcliffe, who previously worked for NYMAGIC from November 1990 until May 2000 as a casualty loss adjuster, was most recently a partner with, and the head of, the Long Island, New York office of the law firm of McMahon, Martine & Gallagher, which specializes in insurance defense litigation. Mr. Sutcliffe received his B.S. from Susquehanna University and his J.D. from Brooklyn Law School.
George F. Berg who has lead NYMAGIC’s claims department since 1996, and who is expected to retire in the first quarter of 2007, will remain with the Company lending his considerable talents to assist Mr. Sutcliffe transition into his new role.
George Kallop, the Company’s President and Chief Executive Officer, said that, “We are pleased to have George Sutcliffe return to the Company as our senior claims officer. His previous employment with the Company as an adjuster, and his recent experience as a litigator leave him well poised to have an immediate impact on the Company.”
In other business, NYMAGIC’s Board of Directors declared a dividend of $.08 per share payable October 4, 2006 to shareholders of record on September 29, 2006.
NYMAGIC, INC. is an insurance holding company whose property and casualty insurance subsidiaries specialize in writing ocean marine, inland marine and non-marine liability insurance, and whose agency subsidiaries specialize in establishing markets for such business. The Company maintains offices in New York, San Francisco and Chicago.
This news release contains certain forward-looking statements concerning the Company’s operations, economic performance and financial condition, including, in particular, the likelihood of the Company’s success in developing and expanding its business. Any forward-looking statements concerning the Company’s operations, economic performance and financial condition contained herein, including statements related to the outlook for the Company’s performance in 2006 and beyond, are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon a number of assumptions and estimates which inherently are subject to uncertainties and contingencies, many of which are beyond the control of the Company. Some of these assumptions may not materialize and unanticipated events may occur which could cause actual results to differ materially from such statements. These include, but are not limited to, the cyclical nature of the insurance and reinsurance industry, premium rates, investment results, the estimation of loss reserves and loss reserve development, uncertainties associated with asbestos and environmental claims, including difficulties with assessing latent injuries and the impact of litigation settlements, bankruptcies and potential legislation, the uncertainty surrounding the loss amounts related to the attacks of September 11, 2001, the occurrence and effects of wars and acts of terrorism, net loss retention, the effect of competition, the ability to collect reinsurance receivables and the timing of such collections, the availability and cost of reinsurance, the possibility that the outcome of any litigation or arbitration proceeding is unfavorable, the ability to pay dividends, regulatory changes, changes in the ratings assigned to the Company by rating agencies, failure to retain key personnel, the possibility that our relationship with Mariner Partners, Inc. could terminate or change, and the fact that ownership of our common stock is concentrated among a few major stockholders and is subject to the voting agreement, as well as assumptions underlying any of the foregoing and are generally expressed with words such as “intends,” “intend,” “intended,” “believes,” “estimates,” “expects,” “anticipates,” “plans,” “projects,” “forecasts,” “goals,” “could have,” “may have” and similar expressions. These risks could cause actual results for the 2006 year and beyond to differ materially from those expressed in any forward-looking statements made. The Company undertakes no obligation to update publicly or revise any forward-looking statements made.

CONTACT:	A. George Kallop NYMAGIC. INC. (212) 551-0610	Richard Lewis Richard Lewis Communications, Inc. 212/827-0020 (24/7)

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